UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2007
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-18443	52-1574808

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On April 11, 2007, the Board of Directors (the “Board”) of Medicis Pharmaceutical Corporation (the “Company”) approved and adopted the Company’s Amended and Restated By-Laws (“Bylaws”). Article II, Section 6 of the Bylaws was amended to provide for majority voting for directors in an uncontested election of directors (i.e. an election where the only nominees are those recommended by the Board), rather than plurality voting. Plurality voting is retained for contested elections. The Bylaws will be effective following the Company’s 2007 annual meeting of stockholders to be held in May 2007.
     The Board also adopted a policy in furtherance of the majority voting principles of the Bylaws. Under the Board’s policy, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election is expected to tender his or her resignation to the Board. The Nominating and Governance Committee of the Board, or another duly authorized committee of the Board, will make a determination as to whether to accept or reject the tendered resignation generally within 90 days after certification of the election results of the stockholder vote. The Company will publicly disclose the decision regarding the tendered resignation and the rationale behind the decision in a filing with the Securities and Exchange Commission of a Current Report on Form 8-K.
     The foregoing summary of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document Description
3.1	Amended and Restated By-Laws of Medicis Pharmaceutical Corporation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2007	Medicis Pharmaceutical Corporation
	By:	/s/ Mark A. Prygocki, Sr.
Mark A. Prygocki, Sr.
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

3.1	Amended and Restated By-Laws of Medicis Pharmaceutical Corporation